Exhibit 99.8

                        PINNACLE WEST CAPITAL CORPORATION
                         EARNINGS VARIANCE EXPLANATIONS
                    FOR PERIODS ENDED MARCH 31, 2003 AND 2002

     This discussion explains the changes in our consolidated earnings for the three month and twelve month periods ended March 31, 2003 and 2002. Condensed Consolidated Statements of Income for the three and twelve months ended March 31, 2003 and 2002 follow this discussion. We will file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 on or before May 15, 2003. We suggest this section be read in connection with the Pinnacle West Capital Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We have reclassified certain prior period amounts to conform to our current period presentation. Additional operating and financial statistics and a glossary of terms are available on our website (www.pinnaclewest.com).

EARNINGS CONTRIBUTIONS BY SUBSIDIARY AND BUSINESS SEGMENT

     We have three principal business segments (determined by products, services and the regulatory environment):

     * our regulated electricity segment, which consists of regulated traditional retail and wholesale electricity businesses and related activities and includes electricity generation, transmission and distribution;

     * our marketing and trading segment, which consists of our competitive energy business activities, including wholesale marketing and trading and APS Energy Services' commodity-related energy services; and

     * our real estate segment, which consists of SunCor's real estate development and investment activities.

     The following tables summarize net income and segment details for the three and twelve months ended March 31, 2003 and the comparable prior periods for Pinnacle West and each of our subsidiaries (dollars in millions):

                                                      REGULATED         MARKETING AND
                                    TOTAL            ELECTRICITY           TRADING         REAL ESTATE (a)          OTHER
THREE MONTHS ENDED             ----------------    ----------------    ----------------    ----------------    ----------------
    MARCH 31,                   2003      2002      2003      2002      2003      2002      2003      2002      2003      2002
                               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Arizona Public Service (b)     $   16    $   32    $   13    $   31    $    3    $    1    $   --    $   --    $   --    $   --
Pinnacle West Energy (b)            5         1         6         1        (1)       --        --        --        --        --
APS Energy Services (c)             8         2        --        --         6         1        --        --         2         1
SunCor                              1         1        --        --        --        --         1         1        --        --
El Dorado (c)                       3        --        --        --        --        --        --        --         3        --
Parent company                    (13)       17       (11)       (1)       --        18        --        --        (2)       --
                               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Income from continuing
  operations - net of tax          20        53         8        31         8        20         1         1         3         1
Income from discontinued
  operations - net of tax           5         1        --        --        --        --         5         1        --        --
                               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Net income                     $   25    $   54    $    8    $   31    $    8    $   20    $    6    $    2    $    3    $    1
                               ======    ======    ======    ======    ======    ======    ======    ======    ======    ======

                                                      REGULATED         MARKETING AND
                                    TOTAL            ELECTRICITY           TRADING         REAL ESTATE (a)        OTHER (d)
TWELVE  MONTHS ENDED           ----------------    ----------------    ----------------    ----------------    ----------------
    MARCH 31,                   2003      2002      2003      2002      2003      2002      2003      2002      2003      2002
                               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Arizona Public Service (b)     $  183    $  248    $  179    $  166    $    4    $   82    $   --    $   --    $   --    $   --
Pinnacle West Energy (b) (e)      (14)       19       (16)       19         2        --        --        --        --        --
APS Energy Services (c)            34        --        --        --        28        (2)       --        --         6         2
SunCor                              9         4        --        --        --        --         9         4        --        --
El Dorado (c)                     (52)       --        --        --        --        --        --        --       (52)       --
Parent company                     13        46       (16)       (6)       12        53        --        --        17        (1)
                               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Income from
  continuing operations           173       317       147       179        46       133         9         4       (29)        1
Income from discontinued
  operations - net of tax          14         1        --        --        --        --        14         1        --        --
Cumulative effect of
  change in accounting -
  net of tax (f) (g)              (66)      (12)       --        --       (66)      (12)       --        --        --        --
                               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
Net income (loss)              $  121    $  306    $  147    $  179    $  (20)   $  121    $   23    $    5    $  (29)   $    1
                               ======    ======    ======    ======    ======    ======    ======    ======    ======    ======

(a)  See "Real Estate Activities" discussion below.

(b) Consistent with APS' October 2001 ACC filing, APS entered into agreements with its affiliates to buy power through June 2003. The agreements reflect a price based on the fully-dispatchable dedication of the Pinnacle West Energy generating assets to APS' Native Load customers. Under the ACC "Track B" order, APS is required to solicited bids for certain estimated capacity and energy requirements for periods beginning July 1, 2003. Pinnacle West Energy is eligible to bid to supply APS' electricity requirements.

(c) APS Energy Services' net income prior to 2003 and El Dorado's net income are primarily reported before income taxes. The income tax expense or benefit for these subsidiaries was recorded at the parent company.

(d) Primarily includes activities related to El Dorado in the twelve months ended March 31, 2003, principally El Dorado's investment in NAC International, Inc. (NAC). For the twelve months ended March 31, 2003, we recorded a pretax loss of $55 million related to NAC contracts with two customers.

(e) In the fourth quarter of 2002, Pinnacle West Energy recorded a charge related to the cancellation of Redhawk Units 3 and 4 of approximately $30 million after income taxes ($49 million pretax).

(f) We recorded a $66 million after tax charge as of October 1, 2002 for the cumulative effect of a change in accounting for trading activities, for the early adoption of EITF 02-3, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities."

(g) APS recorded a $12 million after tax charge in June 2001 for the cumulative effect of a change in accounting for derivatives related to the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

RESULTS OF OPERATIONS

     GENERAL

     Throughout the following explanations of our results of operations, we refer to "gross margin." With respect to our regulated electricity segment and our marketing and trading segment, gross margin refers to electric operating revenues less purchased power and fuel costs. Our real estate segment gross margin refers to real estate revenues less real estate operations costs of SunCor. Other gross margin refers to other operating revenues less other operating expenses, which includes El Dorado's investment in NAC, which we began consolidating in our financial statements in July 2002. Other gross margin also includes amounts related to APS Energy Services' energy consulting services.

     OPERATING RESULTS - THREE MONTH PERIOD ENDED MARCH 31, 2003 COMPARED WITH THREE-MONTH PERIOD ENDED MARCH 31, 2002

     Our consolidated net income for the three months ended March 31, 2003 was $25 million compared with $54 million for the prior year. Included in 2003 income is $5 million of after tax income related primarily to SunCor's sale of its water utility company accounted for as discontinued operations in our real estate segment (see "Real Estate Activities" below).

     Our income from continuing operations for the three months ended March 31, 2003 was $20 million compared with $53 million for the comparable period in the prior year. The period-to-period decrease of $33 million was primarily due to:

     * lower earnings contributions from our marketing and trading activities, reflecting lower liquidity and higher price volatility in the wholesale power markets in the western United States, partially offset by lower mark-to-market reversals due to the adoption of EITF 02-3 ($17 million, after tax);

     * higher depreciation, operations and maintenance, and interest expenses related to new power plants in service ($10 million, after tax);

     * higher operating costs primarily related to the timing of power plant overhauls and higher pension and other postretirement benefit costs ($7 million, after tax);

     * decreased earnings contributions from our regulated electricity activities, reflecting retail electricity price decreases, the effects of milder weather and higher replacement power cost for plant outages, partially offset by retail customer growth, ($5 million after tax); and

     *    other miscellaneous factors ($2 million, after tax).

     The  above decreases were partially offset by:

     * higher competitive retail sales in California by APS Energy Services ($5 million, after tax); and

     * the settlement of an NAC contract dispute involving Maine Yankee Atomic Power Company ($3 million, after tax).

     For additional details, see the following discussion.

     The major factors that increased (decreased) income from continuing operations were as follows (dollars in millions):

                                                                                      Increase
                                                                                     (Decrease)
                                                                                     ----------
Regulated electricity segment gross margin:
     Increased purchased power and fuel costs due to higher hedged gas
       and power prices                                                              $       (8)
     Higher retail sales volumes due to customer growth, excluding weather
       effects                                                                                7
     Change in mark-to-market for hedged natural gas and purchased power costs
       for future delivery                                                                    8
     Effects of milder weather on retail sales                                               (6)
     Retail electricity price reductions effective July 1, 2002                              (5)
     Higher replacement power costs from plant outages due to higher market
       prices and more unplanned outages                                                     (4)
                                                                                     ----------
          Net decrease in regulated electricity segment gross margin                         (8)
                                                                                     ----------
Marketing and trading segment gross margin:
     Increase in generation sales other than Native Load due to
       higher sales volumes, partially offset by lower unit margins                           1
     Lower realized wholesale margins net of related mark-to-market
       reversals due to lower prices, partially offset by higher volumes                    (12)
     More competitive retail sales in California by APS Energy Services                       8
     Lower mark-to-market reversals due to the adoption of EITF 02-3                          8
     Lower mark-to-market gains for future delivery due to lower market
       liquidity and higher price volatility                                                (26)
                                                                                     ----------
          Net decrease in marketing and trading segment gross margin                        (21)
                                                                                     ----------
Net decrease in regulated electricity and marketing and trading segments'
  gross margins                                                                             (29)
Lower real estate segment gross margin primarily due to lower land sales                     (2)
Higher other gross margin primarily due to NAC's settlement of a contract dispute             5
Higher operations and maintenance expense related to increased operating costs related to the timing of power plant overhauls, increased pension and other
  postretirement benefit costs and new power plants in service                              (16)
Higher depreciation primarily related to new power plants and increased plant
  balances, partially offset by lower regulatory asset amortization                          (6)
Higher net interest expense primarily due to higher debt balances and lower
  capitalized interest                                                                       (7)
                                                                                     ----------
     Net decrease in income from continuing operations before income taxes                  (55)
Lower income taxes primarily due to lower income                                             22
                                                                                     ----------
     Net decrease in income from continuing operations                               $      (33)
                                                                                     ==========

REGULATED ELECTRICITY SEGMENT GROSS MARGIN

     Regulated electricity segment revenues related to our regulated retail and wholesale electricity businesses were $5 million higher in the three months ended March 31, 2003, compared with the same period in the prior year as a result of:

     * increased revenues related to traditional wholesale sales as a result of higher sales volumes and higher prices ($1 million);
     * increased revenues related to retail load hedge management wholesale sales, primarily as a result of higher prices ($3 million);
     *    decreased retail revenues related to milder weather ($11 million);
     * increased retail revenues related to customer growth, excluding weather effects ($14 million);
     * decreased retail revenues related to a reduction in retail electricity prices ($5 million); and
     *    other miscellaneous factors ($3 million, net increase).

     Regulated electricity segment purchased power and fuel costs were $13 million higher in the three months ended March 31, 2003, compared with the same period in the prior year as a result of:

     * increased costs related to traditional wholesale sales as a result of higher sales volumes and higher prices ($1 million);
     * increased costs related to retail load hedge management wholesale sales, primarily as a result of higher prices ($3 million);
     * decreased costs related to the effects of milder weather on retail sales ($5 million);
     * increased costs related to retail sales growth, excluding weather effects ($7 million);
     * increased replacement power costs for power plant outages due to higher market prices and more unplanned outages ($4 million); and
     *    other miscellaneous factors ($3 million, net increase).

MARKETING AND TRADING SEGMENT GROSS MARGIN

     Marketing and trading segment revenues were $87 million higher in the three months ended March 31, 2003, compared with the same period in the prior year as a result of:

     * increased revenues from generation sales other than Native Load primarily due to higher prices and higher sales volumes ($36 million);
     * higher realized wholesale revenues net of related mark-to-market reversals primarily due to higher volumes ($41 million);
     * increased revenues from higher competitive retail sales in California by APS Energy Services ($30 million);
     *    higher revenues related to the adoption of EITF 02-3 ($8 million); and
     * lower mark-to-market gains for future delivery primarily as a result of lower market liquidity and higher price volatility ($28 million).

     Marketing and trading segment purchased power and fuel costs were $108 million higher in the three months ended March 31, 2003, compared to the same period in the prior year as a result of:

     * increased fuel costs related to generation sales other than Native Load primarily because of higher natural gas prices and higher sales volumes ($35 million);
     * increased purchased power costs related to other realized marketing activities in the current period primarily due to higher volumes and higher prices ($53 million);
     * increased purchased power costs related to higher competitive retail sales in California by APS Energy Services ($22 million); and
     * change in mark-to-market fuel costs for future delivery ($2 million decrease).

OTHER INCOME STATEMENT ITEMS

     The decrease in real estate segment gross margin of $2 million was primarily due to lower land sales. In addition, as discussed in "Real Estate Activities" below, SunCor had an $8 million ($5 million after tax) gain on the sale of its water utility company which was reported as income from discontinued operations in the three months ended March 31, 2003.

     The increase in other gross margin of $5 million was primarily due to NAC's settlement of a contract dispute involving Maine Yankee Atomic Power Company.

     The increase in operations and maintenance expense of $16 million was due to increased operating costs related to the timing of power plant overhauls, increased pension and other postretirement benefit costs, new power plants in service and other costs.

     The increase in depreciation and amortization expense of $6 million primarily related to increased plant balances and new power plants, partially offset by lower regulatory asset amortization.

     Net interest expense increased $7 million primarily because of higher debt balances related to our generation construction program and lower capitalized interest on our generation construction program due to completion of Redhawk Units 1 and 2 in mid-2002.

     OPERATING RESULTS - TWELVE MONTH PERIOD ENDED MARCH 31, 2003 COMPARED WITH TWELVE-MONTH PERIOD ENDED MARCH 31, 2002

     Our consolidated net income for the twelve months ended March 31, 2003 was $121 million compared with $306 million for the prior year. Included in the 2003 period was a $66 million after tax charge for the cumulative effect of a change in accounting for trading activities for the early adoption of EITF 02-3 on October 1, 2002 and $14 million of after tax income related to certain discontinued operations in our real estate segment (see "Real Estate Activities" below). Included in the 2002 period was a $12 million after tax charge for the cumulative effect of a change in accounting for derivatives, as required by SFAS No. 133.

     Our income from continuing operations for the twelve months ended March 31, 2003 was $173 million compared with $317 million for the prior year. The period-to-period decrease of $144 million was primarily due to:

     * lower earnings contributions from our marketing and trading activities, reflecting lower liquidity and lower price volatility in the wholesale power markets in the western United States, partially offset by lower mark-to-market reversals due to the adoption of EITF 02-3 ($104 million, after tax);

     *    losses related to our investment in NAC ($32 million, after tax);

     * higher operations and maintenance expenses related to the Redhawk Units 3 and 4 cancellation charge and 2002 severance costs, partially offset by lower generation reliability costs ($32 million, after tax);

     * higher depreciation, operations and maintenance, and interest expenses related to new power plants in service ($27 million, after tax);

     * higher pension and other postretirement benefit costs ($7 million, after tax); and

     *    miscellaneous factors, net ($4 million, after tax).

     The above decreases were partially offset by:

     * increased earnings contributions from our regulated electricity activities, reflecting lower replacement power costs for power plant outages, retail customer growth and higher average usage per customer, partially offset by the effects of milder weather and retail electricity price decreases ($41 million, after tax); and

     * higher competitive retail sales in California by APS Energy Services ($21 million, after tax).

     For additional details, see the following discussion.

     The major factors that increased (decreased) income from continuing operations were as follows (dollars in millions):

                                                                                      Increase
                                                                                     (Decrease)
                                                                                     ----------
Regulated electricity segment gross margin:
     Lower replacement power costs from plant outages due to lower market
       prices and fewer unplanned outages                                            $       74
     Higher retail sales volumes due to customer growth and higher
       average usage, excluding weather effects                                              43
     Effects of milder weather on retail sales                                              (40)
     Retail electricity price reductions effective July 1, 2001 and July 1, 2002            (27)
     2001 charges related to purchase power contracts with Enron                             13
     Increased purchased power and fuel costs due to higher hedged gas and
       power prices                                                                          (4)
     Change in mark-to-market for hedged natural gas and purchased power costs
       for future delivery                                                                   15
     Miscellaneous factors, net                                                              (6)
                                                                                     ----------
          Net increase in regulated electricity segment gross margin                         68
                                                                                     ----------
Marketing and trading segment gross margin:
     Decrease in generation sales other than Native Load due to
       lower market prices, partially offset by higher sales volumes                        (19)
     Lower realized wholesale margins net of related mark-to-market
       reversals due to lower prices, partially offset by higher volumes                    (68)
     More competitive retail sales in California by APS Energy Services                      35
     Lower mark-to-market reversals due to the adoption of EITF 02-3                         16
     Lower mark-to-market gains for future delivery due to lower market
       liquidity and lower price volatility                                                (103)
                                                                                     ----------
          Net decrease in marketing and trading segment gross margin                       (139)
                                                                                     ----------
Net decrease in regulated electricity and marketing and trading segments'
  gross margins                                                                             (71)
Lower real estate segment gross margin primarily due to commercial and
  property management sales, partially offset by higher home and land sales                  (4)
Lower other gross margin primarily related to NAC losses                                    (40)
Higher operations and maintenance expense related primarily to a $47 million write-off of Redhawk Units 3 and 4 and 2002 severance costs of approximately
  $36 million, partially offset by lower generation reliability costs                       (78)
Higher depreciation primarily related to increased plant balances and new power
  plants, partially offset by lower regulatory asset amortization                            (7)
Higher taxes other than income taxes due to increased property taxes on higher
  property balances                                                                          (7)
Lower other income primarily due to a 2001 insurance recovery of environmental
  remediation costs                                                                         (11)
Higher net interest expense primarily due to higher debt balances and lower
  capitalized interest                                                                      (25)
Miscellaneous factors, net                                                                    1
                                                                                     ----------
     Net decrease in income from continuing operations before income taxes                 (242)
Lower income taxes primarily due to lower income                                             98
                                                                                     ----------
     Net decrease in income from continuing operations                               $     (144)
                                                                                     ==========

REGULATED ELECTRICITY SEGMENT GROSS MARGIN

     Regulated electricity segment revenues related to our regulated retail and wholesale electricity businesses were $512 million lower in the twelve months ended March 31, 2003, compared with the same period in the prior year as a result of:

     * decreased revenues related to traditional wholesale sales as a result of lower prices and lower sales volumes ($39 million);
     * decreased revenues related to retail load hedge management wholesale sales, primarily as a result of lower prices and lower sales volumes ($449 million);
     *    decreased retail revenues related to milder weather ($63 million);
     * increased retail revenues related to customer growth and higher average usage, excluding weather effects ($67 million);
     * decreased retail revenues related to reductions in retail electricity prices ($27 million); and
     *    other miscellaneous factors ($1 million net decrease).

     Regulated electricity segment purchased power and fuel costs were $580 million lower in the twelve months ended March 31, 2003, compared with the same period in the prior year as a result of:

     * decreased costs related to traditional wholesale sales as a result of lower prices and lower sales volumes ($39 million);
     * decreased costs related to retail load hedge management wholesale sales, primarily as a result of lower prices and lower sales volumes ($445 million);
     * charges in 2001 related to purchased power contracts with Enron and its affiliates ($13 million net decrease);
     * decrease in mark-to-market for hedged natural gas and purchased power costs for future delivery ($15 million);
     * decreased costs related to the effects of milder weather on retail sales ($23 million);
     * increased costs related to retail sales growth, excluding weather effects ($24 million);
     * decreased replacement power costs for power plant outages due to lower market prices and fewer unplanned outages ($74 million); and
     *    miscellaneous factors ($5 million net increase).

MARKETING AND TRADING SEGMENT GROSS MARGIN

     Marketing and trading segment revenues were $56 million lower in the twelve months ended March 31, 2003, compared with the same period in the prior year as a result of:

     * increased revenues from generation sales other than Native Load primarily due to higher sales volumes, partially offset by lower market prices ($17 million);
     * lower realized wholesale revenues net of related mark-to-market reversals primarily due to lower prices partially offset by higher volumes ($112 million);
     * increased revenues from higher competitive retail sales in California by APS Energy Services ($124 million);
     *    higher revenues related to the adoption of EITF 02-3 ($16 million);
          and
     * lower mark-to-market gains for future delivery primarily as a result of lower market liquidity and lower price volatility ($101 million).

     Marketing and trading segment purchased power and fuel costs were $83 million higher in the twelve months ended March 31, 2003, compared to the same period in the prior year as a result of:

     * increased fuel costs related to generation sales other than Native Load primarily because of higher sales volumes ($36 million);
     * decreased purchased power costs related to other realized marketing activities in the current period primarily due to lower prices partially offset by higher volumes ($44 million);
     * increased purchased power costs related to higher competitive retail sales in California by APS Energy Services ($89 million); and
     * change in mark-to-market fuel costs for future delivery ($2 million increase).

OTHER INCOME STATEMENT ITEMS

     The decrease in real estate segment gross margin of $4 million was primarily due to lower commercial and property management sales partially offset by higher home and land sales activities. In addition, as discussed in "Real Estate Activities" below, SunCor had a $23 million ($14 million after tax) gain on the sale of its water utility company and a retail center which was reported as income from discontinued operations in the twelve months ended March 31, 2003.

     The decrease in other gross margin of $40 million was primarily due to losses on El Dorado's investment in NAC. Losses for the twelve month period ended March 31, 2003 totaled approximately $55 million on a pretax basis and were primarily related to NAC contracts with two customers ($47 million was recorded in other gross margin and $8 million was recorded in other expense). We reversed $5 million of loss reserves in the first quarter of 2003 related to NAC's contract settlement. We believe we have reserved our exposure with respect to these contracts in all material respects and, as a result, we consider these charges to be non-recurring.

     The increase in operations and maintenance expense of $78 million was due to a $47 million write-off related to the cancellation of Redhawk Units 3 and 4, severance costs of $36 million related to a 2002 voluntary workforce reduction, increased pension and other postretirement benefit costs of $12 million and other costs of $13 million, partially offset by lower costs related to generation reliability, plant outages and maintenance costs of $30 million.

     The increase in depreciation and amortization expense of $7 million primarily related to increased plant balances and new power plants, partially offset by lower regulatory amortization.

     The increase in taxes other than income taxes of $7 million is primarily due to increased property taxes on higher property balances.

     Other income decreased $11 million primarily due to an insurance recovery recorded in 2001 related to environmental remediation costs and other costs.

     Net interest expense increased $25 million primarily because of higher debt balances related to our generation construction program and lower capitalized interest on our generation construction program due to completion of Redhawk Units 1 and 2 in mid-2002.

REAL ESTATE ACTIVITIES

     As discussed in our 2002 10-K, we have undertaken an aggressive effort to accelerate asset sales activities to approximately double SunCor's annual earnings in 2003 to 2005 compared with the $19 million in earnings recorded in 2002.

     Certain components of SunCor's real estate sales activities, which are included in the real estate segment, may be required to be reported as discontinued operations on our Consolidated Statements of Income in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other things, SFAS No. 144 prescribes accounting for discontinued operations and defines certain real estate activities as discontinued operations. We adopted SFAS No. 144 effective January 1, 2002 and determined that activities that would have required discontinued operations reporting in 2002, 2001 and 2000 were immaterial. We currently estimate that 20% to 40% of SunCor's net income in 2003 will be reported in discontinued operations; however, this ultimately depends on the specific properties sold.

     In the first quarter of 2003, SunCor sold its water utility company, which resulted in an after tax gain of $5 million ($8 million pretax). The gain on the sale and operating income in the current and prior periods are classified as discontinued operations on our Condensed Consolidated Statements of Income.

     In the second quarter of 2002, SunCor sold a retail center, but maintained a significant continuing involvement through a management contract. In the first quarter of 2003, this management contract was canceled. As a result, the gain on the 2002 sale and the operating income related to this property have been reclassified as discontinued operations. The income from discontinued operations of $14 million (after income taxes) in the twelve months ended March 31, 2003 primarily reflects this sale and the sale of the water utility company.

     The following chart provides a summary of SunCor's earnings (after income taxes) for the three and twelve months ended March 31, 2003 and the comparable prior periods (dollars in millions):

                                       Three Months Ended    Twelve Months Ended
                                            March 31,             March 31,
                                       ------------------    -------------------
                                        2003        2002      2003         2002
                                       ------      ------    ------       ------
Income from continuing operations      $    1      $    1    $    9       $    4
Income from discontinued operations         5           1        14            1
                                       ------      ------    ------       ------
Net income                             $    6      $    2    $   23       $    5
                                       ======      ======    ======       ======

FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements based on current expectations and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. These factors include the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory and legislative proceedings relating to the restructuring; state and federal regulatory and legislative decisions and actions, including price caps and other market constraints imposed by the FERC; regional economic and market conditions, including the California energy situation and completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to capital markets; weather variations affecting local and regional customer energy usage; the effect of conservation programs on energy usage; power plant performance; the successful completion of our generation construction program; regulatory issues associated with generation construction, such as permitting and licensing; our ability to compete successfully outside traditional regulated markets (including the wholesale market); our ability to manage our marketing and trading activities and the use of derivative contracts in our business; technological developments in the electric industry; the performance of the stock market, which affects the amount of our required contributions to our pension plan and nuclear decommissioning trust funds; the strength of the real estate market in SunCor's market areas, which include Arizona, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

                        PINNACLE WEST CAPITAL CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (Dollars in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                     March 31,                       March 31,
                                                           ----------------------------    ----------------------------
                                                               2003            2002            2003            2002
                                                           ------------    ------------    ------------    ------------
OPERATING REVENUES
  Regulated electricity segment                            $    384,960    $    380,241    $  2,017,742    $  2,529,522
  Marketing and trading segment                                 162,743          75,815         412,859         468,750
  Real estate segment                                            40,688          39,511         202,258         176,084
  Other revenues                                                 15,571           4,277          73,231          14,505
                                                           ------------    ------------    ------------    ------------
     Total                                                      603,962         499,844       2,706,090       3,188,861
                                                           ------------    ------------    ------------    ------------

OPERATING EXPENSES
  Regulated electricity segment purchased power and fuel         74,671          61,531         512,683       1,092,767
  Marketing and trading segment purchased power and fuel        143,645          35,785         301,899         218,588
  Operations and maintenance                                    133,117         117,430         600,225         522,275
  Real estate operations segment                                 40,159          36,646         189,438         159,100
  Depreciation and amortization                                 105,398          99,656         429,824         422,778
  Taxes other than income taxes                                  28,496          26,758         109,690         102,523
  Other expenses                                                  9,221           3,302         110,878          12,717
                                                           ------------    ------------    ------------    ------------
     Total                                                      534,707         381,108       2,254,637       2,530,748
                                                           ------------    ------------    ------------    ------------
OPERATING INCOME                                                 69,255         118,736         451,453         658,113
                                                           ------------    ------------    ------------    ------------

OTHER
  Other income                                                    5,721           5,161          16,226          27,096
  Other expense                                                  (4,197)         (5,089)        (33,519)        (32,864)
                                                           ------------    ------------    ------------    ------------
     Total                                                        1,524              72         (17,293)         (5,768)
                                                           ------------    ------------    ------------    ------------

INTEREST EXPENSE
  Interest charges                                               47,851          44,519         190,844         177,592
  Capitalized interest                                           (9,979)        (13,859)        (39,869)        (51,294)
                                                           ------------    ------------    ------------    ------------
     Total                                                       37,872          30,660         150,975         126,298
                                                           ------------    ------------    ------------    ------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES            32,907          88,148         283,185         526,047

INCOME TAXES                                                     12,754          34,897         110,085         207,634
                                                           ------------    ------------    ------------    ------------

INCOME FROM CONTINUING OPERATIONS                                20,153          53,251         173,100         318,413

INCOME FROM DISCONTINUED OPERATIONS - NET OF INCOME TAX           5,145             506          13,594             506

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  FOR DERIVATIVES - NET OF INCOME TAX                                --              --              --         (12,446)

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  FOR TRADING ACTIVITIES - NET OF INCOME TAX                         --              --         (65,745)             --
                                                           ------------    ------------    ------------    ------------

NET INCOME                                                 $     25,298    $     53,757    $    120,949    $    306,473
                                                           ============    ============    ============    ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC               91,256          84,735          86,509          84,719

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED             91,359          84,884          86,627          84,910

EARNINGS PER WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
  Income From Continuing Operations - Basic                $       0.22    $       0.63    $       2.00    $       3.76
  Net Income - Basic                                       $       0.28    $       0.63    $       1.40    $       3.62
  Income From Continuing Operations - Diluted              $       0.22    $       0.63    $       2.00    $       3.75
  Net Income - Diluted                                     $       0.28    $       0.63    $       1.40    $       3.61

Certain prior year amounts have been restated to conform to the 2003 presentation.